UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2009

NBC ACQUISITION CORP.
 (Exact name of registrant as specified in its charter)

Delaware	333-48225	47-0793347
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4700 South 19th Street, Lincoln, NE	68501-0529
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (402) 421-7300

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 2 — Financial Information

Item 2.02. Results of Operations and Financial Condition.

On January 30, 2009, Nebraska Book Company, Inc. (“Nebraska Book”), the Registrant’s wholly-owned subsidiary, announced in its press release that it expects to report a low-single-digit percentage increase in total company consolidated revenues when it releases full results for its quarter ended December 31, 2008 in mid-February.

Section 7 — Regulation FD

Item 7.01. Regulation FD Disclosure

Attached as Exhibit 99.1 to this report and furnished under this Item 7.01 is a press release issued by Nebraska Book, the Registrant’s wholly-owned subsidiary, announcing that Nebraska Book has received the required lender approval for amendments to its Senior Credit Facility that would extend the maturity date of its Revolving Credit Facility from March 4, 2009 to May 31, 2010 and amend certain definitions and financial covenants under the Senior Credit Facility and that Nebraska Book expects to close on the amendments to the Senior Credit Facility and a related $10 million investment by Weston Presidio Capital within days. Nebraska Book also announced in its press release that it expects to report a low-single-digit percentage increase in total company consolidated revenues when it releases full results for its quarter ended December 31, 2008 in mid-February.

The information in this report (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

99.1 Press Release, dated as of January 30, 2009, of Nebraska Book Company, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant’s behalf.

NBC ACQUISITION CORP.

By:	/s/ Alan G. Siemek
Alan G. Siemek
Vice President and Treasurer (Principal Financial and Accounting Officer)

Dated: February 2, 2009

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated as of January 30, 2009, of Nebraska Book Company, Inc.